UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 25, 2016

                             Whiting Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

              1700 Broadway, Suite 2300, Denver, Colorado 80290-2300

(Address of principal executive offices, including ZIP code)

                               (303) 837-1661

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 25, 2016, Whiting Petroleum Corporation (the “Company”), its subsidiary Whiting Oil and Gas Corporation (“Whiting Oil and Gas”), and certain other subsidiaries of the Company entered into a Third Amendment to the Sixth Amended and Restated Credit Agreement (the “Third Amendment”) and a First Amendment to the Amended and Restated Guaranty and Collateral Agreement (the “First Amendment”, together with the Third Amendment, the “Amendment”), among the Company, Whiting Oil and Gas, certain other subsidiaries of the Company, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent. The Amendment amends: (a) the Sixth Amended and Restated Credit Agreement, dated as of August 27, 2014, among the Company, Whiting Oil and Gas, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as previously amended, the “Credit Agreement”); and (b) the Amended and Restated Guaranty and Collateral Agreement, dated as of December 8, 2014, among the Company, Whiting Oil and Gas, certain other subsidiaries of the Company, and JPMorgan Chase Bank, N.A., as administrative agent (the “Guaranty and Collateral Agreement”).

The Third Amendment decreases the borrowing base under the Credit Agreement to $2.75 billion effective as of May 1, 2016, reduces the aggregate revolving commitments under the Credit Agreement to $2.5 billion, reduces the maximum letter of credit commitment amount to $50 million, increases the applicable margin based on the borrowing base utilization percentage by 50 basis points per annum and increases the commitment fee to 50 basis points per annum. The Third Amendment also amends the Credit Agreement to, among other things, (i) permit the Company and certain of its subsidiaries to issue second lien indebtedness up to $1.0 billion subject to various conditions and limitations, (ii) increase the security requirements, (iii) impose conditions on the payment of dividends, redemptions and prepayments of certain debt, (iv) increase the Company’s permitted ratio of total senior secured debt under the Credit Agreement as of the last day of any quarter to EBITDAX (as defined in the Credit Agreement) during the four quarters then ended to 3.0 to 1.0 and (v) permits the Company and certain of its subsidiaries to dispose of their respective ownership interests in certain gas gathering and processing plants located in North Dakota without reducing the borrowing base.

The First Amendment amends the Guaranty and Collateral Agreement to require each pledgor thereunder to grant a security interest in certain deposit and securities accounts to secure, among other things, the obligations under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. The Company is filing a copy of the Amendment as Exhibit 4.1 hereto, which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits:

(4.1)

Third Amendment to Sixth Amended and Restated Credit Agreement and First Amendment to Amended and Restated Guaranty and Collateral Agreement, dated as of March 25, 2016, among Whiting Petroleum Corporation, its subsidiary Whiting Oil and Gas Corporation, certain other subsidiaries of Whiting Petroleum Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION

Date: March 25, 2016.	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description

4.1

Third Amendment to Sixth Amended and Restated Credit Agreement and First Amendment to Amended and Restated Guaranty and Collateral Agreement, dated as of March 25, 2016, among Whiting Petroleum Corporation, its subsidiary Whiting Oil and Gas Corporation, certain other subsidiaries of Whiting Petroleum Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents and lenders party thereto.

4